Exhibit 99.1

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CCG Investor Relations 10960 Wilshire Blvd, Suite 2050 Los Angeles, CA 90024 (310) 231-8600 ext 103 Crocker Coulson, President crocker.coulson@ccgir.com	Excelligence Learning Corporation 2 Lower Ragsdale Drive, Suite 200 Monterey, CA 93940 (831) 333-2000 Vikas Arora, VP, General Counsel & Secretary varora@excelligencemail.com

FOR IMMEDIATE RELEASE

EXCELLIGENCE LEARNING CORPORATION ANNOUNCES PLAN TO RESTATE

FINANCIAL RESULTS AND DEPARTURE OF CHIEF FINANCIAL OFFICER

MONTEREY, Calif., September 13, 2005 - Excelligence Learning Corporation (NasdaqSC: LRNSE) announced today that, on September 7, 2005 and upon the recommendation of management, its Board of Directors concluded that the Company’s previously issued financial statements as of and for the year ended December 31, 2004 and the quarter ended March 31, 2005 should not be relied upon and should be restated. This conclusion was based on the results of the previously announced internal investigation initiated by the Company’s Audit Committee to determine if the Company improperly failed to record and accrue for certain obligations for the period and fiscal year ended December 31, 2004. The investigation has concluded and Paul, Weiss, Rifkind, Wharton and Garrison LLP, independent legal counsel to the Audit Committee, with assistance from AlixPartners, acting as forensic accounting consultants, have reported their findings to the Board. Based on current estimates and as more fully described below, the Company believes that operating (pre-tax) income for fiscal year 2004 will be reduced by approximately $500,000 to $600,000. The majority of the expected adjustments to fiscal year 2004 operating (pre-tax) income is believed to be due to adjustments to the timing of when certain accruals were recorded and is currently expected to reverse in fiscal year 2005.

The Company plans to make adjustments to its operating income for the fourth quarter of 2004 and the first quarter of 2005. The adjustments will be based on the results of the investigation and management’s continuing review of such results; the adjustments anticipated at present remain estimates pending completion of audit procedures related to the restated financial statements for the year ended December 31, 2004 and review procedures related to the restated financial statements for the quarter ended March 31, 2005, in each case by the Company’s independent registered public accounting firm. The Company expects to report a decrease of approximately $500,000 to $600,000 in its previously reported operating (pre-tax) income for the fiscal year ended December 31, 2004 of $3.1 million. Certain elements of the expected adjustments consist of accruals relating to fiscal year 2004 that were not recorded until fiscal year 2005. Adjusting the timing of when these accruals were recorded is expected to result in an increase, in an amount yet to be determined, to the Company’s previously reported operating (pre-tax) income for the quarter ended March 31, 2005. The anticipated adjustments are also expected to increase previously reported total liabilities as of December 31, 2004 of $6.3 million by approximately $1.3 million, and to increase previously reported total assets of $48.7 million by approximately $750,000.

On September 13, 2005, Diane Kayser resigned as Chief Financial Officer of the Company. The Board is currently searching for a new Chief Financial Officer. As previously announced, the Company has engaged a consultant to oversee day-to-day accounting and finance matters.

The filing of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2005 will be further delayed pending the completion of the restated consolidated financial statements for fiscal year 2004 and the first quarter of fiscal year 2005. Because of the delay in filing its Form 10-Q, the Company is not in compliance with the NASDAQ Stock Market’s continued listing requirement set forth in Marketplace Rule 4310(c)(14). As previously announced, the Company received a NASDAQ Staff Determination Letter dated August 16, 2005 regarding the Company’s failure to timely file its second quarter Form 10-Q. On August 30, 2005, the Company received a letter from the NASDAQ Listing Qualifications Department informing the Company that its appeal of the determination to delist the Company’s securities from The NASDAQ SmallCap Market will be considered by the NASDAQ Listing Qualifications Panel at an oral hearing on September 29, 2005. The Company can provide no assurance that the Panel will grant its request for continued listing.

The circumstance of a restatement is a strong indicator that a material weakness may have existed in the Company’s internal control over financial reporting. Management is continuing to evaluate whether there were one or more material weaknesses related to the Company’s restatements.

About Excelligence Learning Corporation

Excelligence Learning Corporation is a developer, manufacturer and retailer of educational products which are sold to child care programs, preschools, elementary schools and consumers. The Company serves early childhood professionals, educators, and parents by providing quality educational products and programs for children from infancy to 12 years of age. With its proprietary product offerings, a multi-channel distribution strategy and extensive management expertise, the Company aims to foster children’s early childhood and elementary education. The Company is composed of two business segments, Early Childhood and Elementary School. Through its Early Childhood segment, the Company develops, markets and sells educational products through multiple distribution channels primarily to early childhood professionals and, to a lesser extent, consumers. Through its Elementary School segment, the Company sells school supplies and other products specifically targeted for use by children in kindergarten through sixth grade to elementary schools, teachers and other education organizations. Those parties then resell the products either as a fundraising device for the benefit of a particular school, student program or other community organization, or as a service project to the school. Excelligence Learning Corporation’s headquarters is in Monterey, California and its website is www.excelligencelearning.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 about matters such as the investigation of the Company’s previously released financial statements and accruals for certain obligations, the results of such investigation including anticipated adjustments to the Company’s financial statements, the reliability and restatement of the Company’s consolidated financial statements for the fiscal year ended December 31, 2004 and the quarter ended March 31, 2005, the filing of the Company’s quarterly report for the quarter ended June 30, 2005 and compliance with NASDAQ listing requirements. These statements are based on management’s current expectations and actual results may differ materially as a result of various risks and uncertainties, including those set forth in the Company’s prior press releases and periodic public filings with the Securities and Exchange Commission, which are available via Excelligence’s web site at www.excelligencelearning.com. There can be no assurance that the restatements discussed in this release or subsequent processes will be timely completed, that any modifications or changes will be made or, if made, can be timely or effectively implemented or implemented before any delisting proceeding is concluded by The NASDAQ Stock Market. In addition, the Company’s financial results and stock price may suffer as a result of this investigation and any subsequent determination from this process. The forward-looking statements in this earnings release are made as of September 13, 2005, and Excelligence Learning Corporation does not undertake to revise or update these forward-looking statements, except to the extent that it is required to do so under applicable law.